UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):          September 5, 2014

NANOVIRICIDES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36081	76-0674577
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Wood Street, Suite 205 West Haven, Connecticut	06516
(Address of principal executive offices)	(Zip Code)

(203) 937-6137
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 5, 2014, NanoViricides, Inc. (the “Registrant”) accepted notices to exercise warrants for the purchase of an aggregate of 2,136,655 shares of the Registrant’s common stock at the exercise price of $3.50 per share for aggregate proceeds of $7,478,292.50. On July 17, 2014, the Registrant filed a registration statement on Form S-3 (the “Form S-3”) registering an aggregate of 3,071,986 shares of common stock underlying warrants previously issued by the Registrant in various private placement offerings between 2005 and September 2009, as described more fully in the Form S-3 (the “Registered Warrants”). The Form S-3 was declared effective by the Securities and Exchange Commission on August 1, 2014. As of August 15, 2014, any Registered Warrants as specified above and not previously exercised have expired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOVIRICIDES, INC.

Date: September 5, 2014	By:	/s/ Eugene Seymour
Name: Eugene Seymour
Title: Chief Executive Officer